UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 14, 2020, Sorrento Therapeutics, Inc. (“Sorrento”) and ACEA Therapeutics, Inc. (“ACEA”) entered into a binding term sheet (the “Binding Term Sheet”) setting forth the terms and conditions by which Sorrento will, through a subsidiary, purchase all of the issued and outstanding equity of ACEA (the “Acquisition”). Contingent upon the execution of a definitive agreement between the parties (the “Definitive Agreement”) and subject to certain conditions, Sorrento will, at the closing of the Acquisition (the “Closing”), make an initial payment of $38,000,000, subject to certain adjustments (the “Initial Consideration”).

In addition to the Initial Consideration, Sorrento shall issue contingent value rights to the equityholders of ACEA representing the right to receive the following payments:  (i) the amounts that would otherwise be due to ACEA under that certain License Agreement, dated July 13, 2020 (the “License Agreement”), between Sorrento and ACEA (as previously disclosed in Sorrento’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2020), (ii) with respect to specified royalty-bearing products, five percent of the annual net sales thereof in a manner consistent with the royalty payment terms of the License Agreement, and (iii) up to $265,000,000 in additional payments, subject to the receipt of certain regulatory approvals and achievement of certain net sales targets with respect to the assets acquired pursuant to the Acquisition.

Under the Binding Term Sheet, ACEA has agreed to negotiate exclusively with Sorrento with respect to the Acquisition for a period of 90 days.

The final terms of the Acquisition are subject to the negotiation and finalization of the Definitive Agreement and any other agreements relating to the Acquisition, and the material terms of the Acquisition may differ from those set forth in the Binding Term Sheet. In addition, the Closing will be subject to various customary and other closing conditions, including the approval of ACEA’s equityholders.

The foregoing description of terms of the Binding Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the (i) Binding Term Sheet that will be filed with the Securities and Exchange Commission as an exhibit to an amendment to this Current Report on Form 8-K or to Sorrento’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020, and (ii) the License Agreement that will be filed with the Securities and Exchange Commission as an exhibit to Sorrento’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 16, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer